UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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AGRIVEST AMERICAS, INC.
(Name of Registrant As Specified In Charter)

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AGRIVEST AMERICAS, INC.

11753 Willard Avenue

Tustin, CA 92782

NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of AgriVest Americas, Inc.

This notice and the accompanying information statement are being furnished on or about December 9, 2015 by the board of directors of AgriVest Americas, Inc., a Delaware corporation, to the holders of record of our outstanding common stock as of the close of business on December 8, 2015 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the accompanying information statement is to inform holders of record of our common stock as of the Record Date that our board of directors and the holders of 79.45% of our issued and outstanding common stock have authorized the following actions by written consent in lieu of a meeting, in accordance with Delaware law:

●	A one-for-33.7468 reverse stock split of our issued and outstanding shares of common stock (the “Reverse Stock Split”); and

●	Changing the name of our company to “NXChain Inc.” (the “Corporate Name Change” and, together with the Reverse Stock Split, the “Corporate Actions”).

Accordingly, your consent is not required and is not being solicited in connection with the approval of the Corporate Actions.

Our board of directors believes that our stockholders will benefit from the Reverse Stock Split because it believes that such Reverse Stock Split could be a catalyst for an increase in the price of our common stock, which in turn could increase the marketability and liquidity of our common stock, as well as increase the profile of our company for private investment, acquisitions and other future opportunities that become available to us. Accordingly, it is the opinion of our board of directors that the Reverse Stock Split would better position our company to attract potential business candidates and provide our stockholders a greater potential return. Our board of directors also believes that the Corporate Name change is needed because it reflects the increasing focus of our company on the digital currency markets in which we currently intend to compete.

The attached information statement describes the stockholder action by written consent approving the Corporate Actions, which stockholder action was taken pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. No action is required by you. The accompanying information statement is being furnished to our stockholders of record as of the Record Date pursuant to Section 14(c) of the Exchange Act, and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the Corporate Actions would be expected to become effective 20 calendar days following the mailing of the information statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

	By:	/s/ Michael Campbell
December 8, 2015		Michael Campbell
President and Chief Executive Officer

AGRIVEST AMERICAS, INC.

11753 Willard Avenue

Tustin, California  92782

INFORMATION STATEMENT REGARDING ACTION TAKEN BY

WRITTEN CONSENT OF THE

MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General

This information statement is being furnished to all the common stockholders of AgriVest Americas, Inc., a Delaware corporation, in connection with the action taken by written consent of the holders of the majority of our outstanding voting securities in lieu of a meeting that authorized the Certificate of Amendment to our Certificate of Incorporation (the “Amendment”). The Amendment will:

●	change our corporate name to “NXChain Inc.” (the “Name Change”); and

●	effect a one-for-33.7468 reverse stock split of our issued and outstanding shares of common stock (the “Reverse Stock Split”).

We sometimes refer to the Name Change and the Reverse Stock Split as the “Corporate Actions.” A copy of the form of the Amendment is attached as Appendix A to this information statement.

On November 25, 2015, our board of directors approved the Corporate Actions. In addition, on November 25, 2015, the following stockholders, who collectively own an aggregate of 54,721,772 shares of our common stock, or approximately 79.45% of our issued and outstanding shares of common stock, executed a written consent pursuant to which such stockholders consented to and approved the Corporate Actions.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Havanti SA	35,125,000	51.00%
Michael Campbell	19,596,772	28.45%
	54,721,772	79.45%

The elimination of the need for a meeting of stockholders to approve the Corporate Actions is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our board of directors voted to utilize the written consent of the holders of a majority of our outstanding voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This information statement serves as this notice. This information statement is first being mailed on or about December 9, 2015 to stockholders of record as of December 8, 2015, and is being delivered in accordance with Rule 14c-2 of the Securities Exchange Act of 1934 to inform you of the corporate action described herein before it takes effect. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Actions Taken

The Reverse Stock Split and the Corporate Name Change will become effective on the date that we file the Amendment with the Secretary of State of the State of Delaware. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this information statement is mailed to our stockholders.

The form of the Amendment affecting the Reverse Stock Split and Name Change is attached to this information statement as Exhibit A.

Notwithstanding the foregoing, we must first notify the Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing with FINRA an Issuer Company Related Action Notification Form no later than ten days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on December 30, 2015.

The Reverse Stock Split

General. On November 25, 2015,our board of directors approved by unanimous written consent a one-for-33.7468 reverse stock split of our common stock. Pursuant to the Reverse Stock Split, each 33.7468 shares of our common stock will be automatically converted, without any further action by our stockholders, into one share of common stock. No fractional shares of common stock will be issued as the result of the Reverse Stock Split. Instead, we will issue to our stockholders one additional share of common stock for each fractional share. We anticipate that the effective time of the Reverse Stock Split will be at 5:00 p.m. Eastern Standard Time, on December 30, 2015.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN OUR COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Effect of the Reverse Stock Split. Our board of directors believes that, among other reasons, the number of outstanding shares of our common stock will likely contribute to a lack of investor interest in our company and will make it difficult for our company to attract new investors and potential business candidates. Our board proposed the Reverse Stock Split as one method to attract business opportunities, including possible acquisition candidates, for our company. Our board believes that the Reverse Stock Split could increase the stock price of our common stock and that the higher stock price could help generate interest in our company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split upon the stock price for our common stock cannot be predicted, and the history of similar stock split combinations for companies like ours is varied. Further, we cannot assure you that the stock price of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of common stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our common stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of common stock issued and outstanding from 68,871,831 shares as of November 25, 2015 to approximately 2,040,838 shares (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders holding a fractional share of our common stock. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of our company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

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We will not be reducing the number of the authorized and unissued shares of our common stock, which will remain at 100,000,000 shares. By reducing the number of issued and outstanding shares of common stock and leaving the number of authorized shares of common stock that the Board is authorized to issue from time to time at 100,000,000 shares, more shares of common stock will be available for issuance as a result of the Reverse Stock Split. Our board of directors believes that the availability of more shares of common stock for issuance will allow us greater flexibility in pursuing acquisitions of operating businesses, pursuing financing from investors and issuing shares of common stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment

The following chart depicts our capitalization structure both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of common stock may differ slightly based on the number of fractional shares), taking into effect the authorized share decrease:

Pre-Reverse Stock Split

Authorized Shares of common stock	Issued Shares	Authorized but Unissued
100,000,000	68,871,831	31,128,169

Post-Reverse Stock Split

Authorized Shares of common stock	Issued Shares	Authorized but Unissued
100,000,000	2,040,838	97,959,162

Certain Risks Associated with the Reverse Stock Split. You should recognize that, following the Reverse Stock Split, you will own a lesser number of shares of common stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our common stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our common stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of our stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split. A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of common stock.

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The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to our charter or by-laws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of common stock that we are able to issue in order to acquire operating businesses, attract potential investors and conduct equity financings.

Procedure For Effecting Reverse Stock Split and Exchange of Stock Certificates. We anticipate that the Reverse Stock Split will become effective at 5:00 p.m., Eastern Standard Time, on December 30, 2015, or as soon thereafter as is reasonably practicable (the “Effective Time”). Beginning at the Effective Time, each stock certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of common stock.

Our transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of common stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of common stock in exchange for stock certificates representing post-Reverse Stock Split shares of common stock in accordance with the procedures set forth in a letter of transmittal to be provided to all record holders of our common stock prior to the Effective Time. No new stock certificates will be issued to a stockholder until such stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to our Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the record date for the Reverse Stock Split, anticipated to be December 30, 2015. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Fractional Shares. No fractional shares of common stock will be issued as the result of the Reverse Stock Split. Instead, we will issue to our stockholders one additional share of common stock for each fractional share.

Corporate Name Change

Our board of directors approved by unanimous written consent a change in our corporate name to “NXChain Inc.”

Purpose of Corporate Name Change. Our board of directors believes that the name change from AgriVest Americas, Inc. to NXChain Inc. is needed as a result of the proposed change in our business plan and line of business.

We sold all of our operating assets in 2005, and since that time we have been a “shell” company, as defined in Rule 12b-2 under the Exchange Act.  In December 2011, we entered into a securities purchase agreement with Michael Campbell pursuant to which Mr. Campbell purchased 19,000,000 shares of our common stock.  In connection with that transaction, Mr. Campbell became our President and Chief Executive Officer and a member of our board of directors.  It was the intention of Mr. Campbell to establish our company in the business of providing seasoned and profitable agricultural companies in Brazil with expansion capital and equipment through a loan or loan/lease program in exchange for a percentage of the profits of the agricultural companies.  However, since the closing of that transaction, we were able to raise only limited funds to engage in our proposed business, we have not engaged in  any business operations and our business has been dormant.

On November 19, 2015, we entered into a common stock purchase agreement with Havanti AS, a Norwegian limited liability company, pursuant to which Havanti purchased from us an aggregate of 35,125,000 shares of common stock for an aggregate purchase price of $200,000.  Immediately following such transaction, an aggregate of 68,871,831 shares of our common stock were issued and outstanding and the shares of common stock owned by Havanti represented approximately 51.0% of the issued and outstanding shares of capital stock of our company on a fully-diluted basis.  In connection with such transaction, our board of directors has determined to establish our company as a provider of a digital currency, or cryptocurrency, and we intend to engage as a peer-to-peer lender utilizing such cryptocurrency and to engage in other cryptocurrency businesses.

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Our board of directors determined to change our corporate name in connection with the establishment of our new businesses and our desire to engage in an overall corporate rebranding.  The word mark “NXChain” stems from nxchain, or a chain with an endless number of links, as is the case with a blockchain. A blockchain is a distributed database that maintains a continuously growing list of data records. The most widely known application of a blockchain is the public ledger of transactions for crypto currencies. We believe this name better expresses our goals of seeking innovation and opportunity in the crypto currency sector. The Corporate Name Change will not have any immediate material effect on our business, operations, reporting requirements or stock price. Stockholders will not be required to immediately have new stock certificates reflecting the Corporate Name Change.  New stock certificates will be issued in due course as old certificates are tendered to our transfer agent in connection with transfers or exchanges.

When the Name Change Will Go Into Effect. Prior to filing the Amendment reflecting the Name Change, we must first notify FINRA by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Corporate Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

No Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Corporate Actions.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table contains information regarding record ownership of our common stock as of November 25, 2015 held by:

●	persons who own beneficially more than 5% of the outstanding common stock,

●	our directors,

●	our executive officers, and

●	all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from November 25, 2015, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.

In the table below, the percentage of beneficial ownership of our common stock is based on 68,871,831 shares of our common stock outstanding as of November 25, 2015.  Unless otherwise indicated, the address of each of the listed beneficial owners identified is in care of AgriVest Americas., Inc., 11753 Willard avenue, Tustin, CA 92782.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Havanti SA(2)	35,125,000	51.00%
Michael B. Campbell(3)	19,596,772	28.45%
Eric M. Hellige(4)	2,484,873
All officers and directors as a group (2 persons)	22,081,645	32.06%

(1)	Except as otherwise noted, all shares are owned of record and beneficially.

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(2)	Pursuant to the Schedule 13D filed by Havanti SA with the Securities and Exchange Commission on November 23, 2015, Harold Ellefsen is the sole officer and director of Havanti SA. The address of Havanti SA is Postboks 84 Slemdal, 0710, Oslo, Norway.
(3)	Includes 18,500,000 shares owned by Mr. Campbell and 1,096,772 shares owned by M1 Advisors LLC, of which Mr. Campbell is the managing member.
(4)	Includes 1,349,873 shares owned by Mr. Hellige and 1,135,000 shares owned by Eudora Partners, LLC (“Eudora”). Eric M. Hellige, a director of our company, serves as the managing member of Eudora, which is a family limited partnership, and has investment and voting control over the shares owned by Eudora. Mr. Hellige disclaims beneficial ownership of the shares owned by Eudora, except to the extent of his pecuniary interest therein.

MAILING COSTS

We are mailing this information statement to our stockholders and will bear the costs associated therewith. There will be no solicitations made. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries, as record holders of our common stock, for reasonable expenses incurred in sending this information statement to beneficial owners of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office of the SEC located at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Information Statement and other reports, regarding issuers that file electronically with the SEC.

Documents described above are available through the SEC as set forth above or from our company without charge. You may obtain such documents by requesting them in writing or by telephone from us as follows:

AgriVest Americas, Inc.

11753 Willard Avenue

Tustin, California 92782

Tel: (714) 832-3249

December 8, 2015	By order of the Board of Directors

/s/ Michael Campbell
Michael Campbell President and Chief Executive Officer

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EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

AGRIVEST AMERICAS, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The undersigned, being the Chief Executive Officer of AGRIVEST AMERICAS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation of the Corporation is hereby amended by replacing PARAGRAPH FIRST in its entirety with:

“FIRST: The name of the corporation is NXChain Inc. (hereinafter referred to as the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by replacing PARAGRAPH FOURTH in its entirety with:

“The total authorized capital stock of the Corporation will be One Hundred Twenty-Five Million (125,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share, and Twenty-Five Million (25,000,000) shares of preferred stock, par value $0.001 per share. The preferred stock may be issued, from time to time, in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors of the Corporation providing for the issuance of such preferred stock or series thereof, and the Board of Directors is expressly vested with the authority to fix such designations, preferences and relative participating options or other special rights or qualifications, limitations or restrictions for each series of preferred stock.

Effective as of 5:00 p.m. (Eastern Standard Time) on December 30, 2015 (the “Effective Time”), each share of common stock of the Corporation issued and outstanding immediately prior to the Effective Time will be subject to a one- for -33.7468 reverse stock split, pursuant to which (i) every 33.7468 outstanding shares of common stock of the Corporation shall be converted into one (1) share of common stock (the “Reverse Split”).  The Reverse Split shall not affect the number of authorized shares of common stock or preferred stock of the Corporation or the par value per share of the common stock or preferred stock.  No fractional share shall be issued in connection with the Stock Split, and all shares of common stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation shall be rounded up to the next whole share.

THIRD: That the foregoing amendments were duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Articles of Incorporation to be signed by Michael Campbell, its Chief Executive Officer, this _____ day of December, 2015.

/s/ Michael Campbell
Michael Campbell
Chief Executive Officer

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